Exhibit 99.2

Performance Report

Second Quarter

2003

Table of Contents

Second Quarter Earnings Review	2
Consolidated Financial Information	4
Key Financial Data	5
Consolidated Income Statement	7
Consolidated Balance Sheet	8
Net Interest Margin — QTD	9
Net Interest Margin — YTD	10
Earnings Per Share (EPS) — QTD	11
Earnings Per Share (EPS) — YTD	12
Analysis of Consolidated Income Statement	13
Net Interest Income	14
Noninterest Income	15
Noninterest Expense	17
Loan Portfolio, Credit Quality & Capital	18
Average Loans	19
Credit Cards — Domestic	20
Credit Quality	21
Nonperforming Assets	22
Rollforward Of Reserve For Credit Losses	23
Summary Of Credit-Related Costs	24
Net Charge-Offs	24
Capital and Share Data	25
Review of Business Line Results	26
Earnings Summary	28
Personal Financial Services	29
Regional Commercial Financial Services and Investment Management	30
National Commercial Financial Services	32
International Banking	33
Capital Markets	33
Line of Business Highlights	34
Personal Financial Services	34
Commercial Financial Services	38
Argentina	40
Brazil	41
Principal Investing Portfolio	42

SECOND QUARTER EARNINGS REVIEW

Below is a summary of net income by business unit for 2Q’03 and 1Q’03. This presentation of results reflects a reorganization that was announced during the second quarter. The major changes included moving Quick & Reilly retail brokerage from Investment Management into Consumer Banking and linking Regional Commercial Financial Services with Investment Management. The prior period has been restated and is presented on the same basis as the current quarter. Detailed information regarding line of business results can be found in the section beginning on page 26.

	2003
(after-tax amounts in millions)	2Q	1Q

Personal Financial Services (see pages 29 & 34-37)
Consumer Banking	$190	$156
Small Business	34	32
Credit Card	34	33

Total Personal Financial Services	$258	$221
Regional CFS & Investment Management
Regional Commercial Financial Svcs (see pages 30-31 & 38-39)	$67	$62
Investment Management (see pages 30-31)	38	33

Total Regional CFS & Investment Management	$105	$95
National Commercial Financial Services (see pages 32 & 38-39)	$199	$182

Total Core Businesses	$562	$498
International (see note 1 below)
Gain from Sale of Investment in Argentine Pension Company	$41	—
Argentine Charges (see note 2 below)	(79)	—
Remaining international	38	29

Total International	$0	$29
Capital Markets (Principal Investing, Specialist/Execution and Clearing)	$(43)	$(31)
Discontinued Businesses
Gain from Sale of InterPay	$57	—
Robertson Stephens/Asia	(4)	(10)

Total Discontinued Businesses	$53	$(10)
Other (see note 3 below)	$52	81

Net Income	$624	$567

1)	Includes Argentina, Brazil and other smaller international operations. Additional information about Argentina and Brazil can be found on pages 40-41.
2)	Includes charge for the establishment of a reserve related to the estimated impact of redollarization on applicable deposits ($100 million pre-tax; $65 million after-tax). This action could also mitigate the future impact of costs currently being incurred by the ongoing court-ordered settlements with individual depositors. Also includes charges for securities writedowns ($15 million pre-tax; $10 million after-tax) and further streamlining of operations ($6 million pre-tax; $4 million after-tax).
3)	Includes Treasury (including securities gains), transactions not allocated to the principal business lines and the residual impact of methodology allocations. The decline from 1Q’03 is mainly due to higher credit-related costs, including costs related to credit default swaps, and lower net interest income.

SECOND QUARTER EARNINGS REVIEW

Line of Business Rollforward (after-tax amounts in millions)

Description	Amount	EPS

First Quarter 2003	$567	$.54
Core Business Improvement (consumer, investment management, commercial)
Excluding incremental marketing expense for a major brand campaign	79	.07
Incremental marketing expense	(15)	(.01)

Core Business Improvement	64	.06
Impact of other second quarter actions:
Gain from previously announced sale of InterPay	57	.05
Net Argentine actions	(38)	(.04)
Other, net*	(26)	(.02)

Second Quarter 2003	$624	$.59

* The decline in other, net is mainly due to higher credit-related costs, including costs related to credit default swaps, lower earnings from the principal investing, specialist and clearing businesses, and lower net interest income. This was partially offset by higher earnings from Treasury and international.

Summary of Second Quarter Actions (after-tax amounts in millions)

Description	Amount	EPS

Gain from previously announced sale of InterPay	$57	$.05
Argentine Actions:
Charge to establish a reserve for deposits (1)	(65)	(.07)
Charges for securities writedowns and streamlining of operations	(14)	(.01)
Gain from sale of investment in pension company	41	.04

Total net impact of Argentine actions	(38)	(.04)
Incremental marketing expenses related to a brand campaign	(15)	(.01)

Net Impact of Second Quarter Actions	$4	$.00

(1) Charge for the establishment of a reserve related to the estimated impact of redollarization actions on applicable deposits. This action could also mitigate the future impact of costs currently being incurred by the ongoing court-ordered settlements with individual depositors.

Note: In the GAAP income statement, the gain from the previously announced sale of InterPay is required to be presented as a discontinued operation.

CONSOLIDATED
FINANCIAL
INFORMATION

SECOND QUARTER HIGHLIGHTS

Key Financial Data

	2003		Change		2002	Change

Dollars in millions, except per share data	2Q	1Q			2Q

Net Income:
Earnings	$624	$567	10%		$(386)	nm	%
Earnings Per Share	.59	.54	9		(.37)	nm
Return on Assets	1.27%	1.18%	9	bp	nm %	nm	bp
Return on Common Equity	14.47	13.67	80		nm	nm
Other Data:
Revenue	$2,777	$2,760	1%		$2,652	5%
Expenses	1,594	1,573	1		1,588	0
Net Interest Margin	3.76%	3.89%	(13	)bp	4.12%	(36	)bp
Noninterest Income/Revenue	42	41	100		38	400
Nonperforming Assets (1)	$2,603	$2,973	(12)%		$3,891	(33)%
Total Credit-Related Charges (2)	315	310	2		1,250	(75)
Net Charge-offs (3)	518	656	(21)		980	(47)
Reserve/Loans	2.58%	2.75%	(17	)bp	3.33%	(75	)bp

bp = basis points

(1)	Nonperforming assets for Argentina were $1.3 billion in 2Q’03, $1.5 billion in 1Q’03 and $2.0 billion in 2Q’02. Net chargeoffs for Argentina were $78 million in 2Q’03, $196 million in 1Q’03 and $30 million in 2Q’02.
(2)	Total credit-related charges included a provision for credit losses of $285 million in 2Q’03, $280 million in 1Q’03, and $1,250 million in 2Q’02. The remaining amounts in 2Q’03 and 1Q’03, which are related to airline credits, were charged against noninterest income.
(3)	Total net chargeoffs (including Argentina) reflected net loan losses of $488 million in 2Q’03, $626 million in 1Q’03, and $980 million in 2Q’02. The remaining net chargeoff amounts in 2Q’03 and 1Q’03 were charged against noninterest income.

Earnings Per Share - Line Item Rollforward (after-tax amounts in millions)

Description	EPS

First Quarter 2003	$.54
Changes in account categories (excluding second quarter actions shown below):
Higher noninterest income (includes higher banking, brokerage, & investment management fees) revenue	.06
Lower net interest revenue (narrower spreads offset by higher volumes of assets)	(.02)
Decline in operating expenses	.01

Subtotal	$.59
Impact of Second quarter actions:
Gain from previously announced sale of InterPay	.05
Net Argentine actions	(.04)
Incremental marketing expenses related to a major brand campaign	(.01)

Net impact of second quarter actions	.00

Second Quarter 2003	$.59

Income Statement

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Net Interest Income (FTE)	$1,598	$1,622	$1,563	$1,531	$1,656
Noninterest Income	1,179	1,138	1,311	1,326	996

Revenue (FTE)	2,777	2,760	2,874	2,857	2,652
Noninterest Expense	1,594	1,573	1,665	1,593	1,588

Income from Continuing Operations before Provision and Income Taxes	1,183	1,187	1,209	1,264	1,064
Provision for Credit Losses	285	280	750	352	1,250
Income Taxes and tax-equivalent adj. from Continuing Operations	327	330	162	315	(80)

Net Income (Loss) from Continuing Operations	571	577	297	597	(106)
Net Income (Loss) from Discontinued Operations (net of tax)	53	(10)	(36)	(18)	(280)

Net Income (Loss)	$624	$567	$261	$579	$(386)

Other Financial Data

RATIOS and COMMON SHARE DATA
Net Income:
Return on Assets	1.27%	1.18%	.55%	1.23%	nm %
Return on Common Equity	14.47	13.67	6.12	13.80	nm
Efficiency Ratio	57.4	57.0	57.9	55.8	59.9
Diluted Earnings (Loss) Per Share	$.59	$.54	$.24	$.55	$(.37)
Cash Dividends Declared	.35	.35	.35	.35	.35
Book Value	16.32	16.04	15.78	15.84	15.79
Balance Sheet Data:
Total Assets (period-end)	$197,128	$199,308	$190,453	$187,188	$191,040
Loans and Leases (period-end)	123,860	124,015	120,380	117,053	116,201

Note: Components of discontinued operations for 2Q’03 were the InterPay gain ($57 million after-tax), Robertson Stephens ($3 million after-tax loss) and Asia ($1 million after-tax loss).

Consolidated Income Statements

	Three Months Ended			Six Months Ended

	June 30,	March 31,	June 30,	June 30,	June 30,
Dollars in millions, except per share data	2003	2003	2002	2003	2002

Net interest income (FTE)	$1,598	$1,622	$1,656	$3,221	$3,388
Noninterest income:
Investment services revenue	379	354	404	733	809
Banking fees and commissions	391	378	383	768	766
Capital markets-related revenue	18	111	(134)	129	132
Credit card revenue	155	156	155	311	327
Other	236	139	188	376	365

Noninterest income	1,179	1,138	996	2,317	2,399

Revenue	2,777	2,760	2,652	5,538	5,787

Noninterest expense:
Employee compensation and benefits	822	826	832	1,647	1,638
Occupancy	129	129	126	258	257
Equipment	113	119	121	232	243
Intangible asset amortization	19	20	22	39	44
Merger and Restructuring costs	—	—	9	—	14
Other	511	479	478	992	949

Noninterest expense	1,594	1,573	1,588	3,168	3,145

Income from continuing operations before provision and income taxes	1,183	1,187	1,064	2,370	2,642
Provision for credit losses	285	280	1,250	565	1,658
Income taxes and tax-equivalent adjustment from continuing operations	327	330	(80)	657	354

Net income (loss) from continuing operations	$571	$577	$(106)	$1,148	$630

Net income (loss) from discontinued operations (net of tax)	53	(10)	(280)	43	(281)

Net income (loss)	$624	$567	$(386)	$1,191	$349

Diluted earnings (loss) per share — continuing operations	$.54	$.55	$(.11)	$1.09	$.59
Diluted earnings (loss) per share — net income	.59	.54	(.37)	1.13	.32

Consolidated Balance Sheets - Period End

	June 30,	March 31,	June 30,
Dollars in millions	2003	2003	2002

ASSETS:
Cash and equivalents	$13,083	$12,434	$14,173
Securities	34,914	36,109	29,828
Trading assets	4,607	4,043	3,853
Loans and leases	123,860	124,015	116,201
Reserve for credit losses	(3,198)	(3,406)	(3,867)
Due from brokers/dealers	4,661	6,143	4,163
Other assets	19,201	19,970	26,689

Total assets	$197,128	$199,308	$191,040

LIABILITIES:
Deposits	130,241	129,575	121,114
Short-term borrowings	16,109	15,948	11,715
Due to brokers/dealers	4,576	6,048	4,067
Long-term debt	17,815	19,551	22,654
Other liabilities	10,949	11,054	14,674

Total liabilities	179,690	182,176	174,224

STOCKHOLDERS’ EQUITY:
Preferred stock	271	271	271
Common stock	17,167	16,861	16,545

Total stockholders’ equity	17,438	17,132	16,816

Total liabilities and stockholders’ equity	$197,128	$199,308	$191,040

Net Interest Margin and Interest-Rate Spread: Quarter

Average for Three Months Ended
	June 30, 2003		March 31, 2003		June 30, 2002
FTE Basis
Dollars in millions	Balance	Rate	Balance	Rate	Balance	Rate

ASSETS:
Securities	$35,073	3.81%	$32,936	4.30%	$29,416	5.51%
Loans and leases	123,272	6.08	122,750	6.14	119,539	7.23
Due from brokers/dealers	5,581	1.40	4,767	1.00	3,860	1.47
Other earning assets	6,433	6.98	8,483	6.14	7,916	5.62

Total interest-earning assets	170,359	5.49%	168,936	5.63%	160,731	6.70%

Reserve for credit losses	(3,397)		(3,817)		(3,687)
Other assets	29,394		29,905		32,836

Total assets	$196,356		$195,024		$189,880

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits:
Savings — Domestic	$70,496	1.03%	$66,002	1.12%	$62,183	1.33%
Time — Domestic	15,425	2.20	16,448	2.35	20,542	3.19
International	10,556	3.73	9,443	3.93	9,593	10.75

Total interest-bearing deposits	96,477	1.52	91,893	1.63	92,318	2.72

Short-term borrowings	16,174	2.55	14,152	2.48	13,206	3.05
Due to brokers/dealers	5,474	1.21	4,892	0.83	4,047	1.19
Long-term debt	19,148	5.27	20,463	5.24	23,433	5.00

Total interest-bearing liabilities	$137,273	2.15%	$131,400	2.25%	$133,004	3.11%

Net interest spread		3.34%		3.38%		3.59%

Demand deposits and other noninterest- bearing time deposits	$31,366		$35,993		$27,554
Other liabilities	10,279		10,665		11,497

Total liabilities	178,918		178,058		172,055

Preferred Stock	271		271		271
Common Stock	17,167		16,695		17,554

Stockholders’ equity	17,438		16,966		17,825

Total liabilities and stockholders’ equity	$196,356		$195,024		$189,880

Net interest margin		3.76%		3.89%		4.12%

Net Interest Margin and Interest-Rate Spread: Year-to-Date

Average for Six Months Ended	June 30, 2003		June 30, 2002
FTE Basis
Dollars in millions	Balance	Rate	Balance	Rate
ASSETS:
Securities	$34,010	4.04%	$28,356	5.52%
Loans and leases	123,013	6.11	122,251	7.14
Due from brokers/dealers	5,177	1.22	3,913	1.45
Other earning assets	7,452	6.51	9,132	5.19

Total interest-earning assets	169,652	5.56%	163,652	6.61%

Reserve for credit losses	(3,606)		(3,705)
Other assets	29,648		33,289

Total assets	$195,694		$193,236

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Deposits:
Savings — Domestic	$68,261	1.07%	$61,411	1.34%
Time — Domestic	15,934	2.28	21,136	3.37
International	10,003	3.83	10,590	7.39

Total interest-bearing deposits	94,198	1.57	93,137	2.49

Short-term borrowings	15,168	2.51	14,535	3.39
Due to brokers/dealers	5,185	1.03	3,976	1.20
Long-term debt	19,802	5.26	24,183	4.88

Total interest-bearing liabilities	$134,353	2.20%	$135,831	2.97%

Net interest spread		3.36%		3.64%

Demand deposits and other noninterest-bearing time deposits	$33,667		$27,739
Other liabilities	10,471		11,868

Total liabilities	178,491		175,438

Preferred Stock	271		271
Common Stock	16,932		17,527

Stockholders’ equity	17,203		17,798

Total liabilities and stockholders’ equity	$195,694		$193,236

Net interest margin		3.83%		4.15%

EARNINGS PER SHARE (EPS)

Computation of equivalent shares and earnings per common share

	BASIC

	Three Months Ended
Dollars in millions, except per share data	06/30/03	03/31/03	06/30/02
Earnings per share:
Net income (loss) from continuing operations	$571	$577	$(106)
Less: Preferred stock dividends	(5)	(5)	(5)

Adjusted net income (loss) from continuing operations	566	572	(111)
Net income (loss) from discontinued operations	53	(10)	(280)

Adjusted net income (loss)	$619	$562	$(391)

Weighted average shares outstanding (in millions)	1,047.5	1,046.8	1,045.5

Earnings (loss) per share — continuing operations	$.54	$.55	$(.11)
Earnings (loss) per share — net income	.59	.54	(.37)

	DILUTED

	Three Months Ended
	06/30/03	03/31/03	06/30/02

Equivalent shares (in millions):
Average shares outstanding	1,047.5	1,046.8	1,045.5
Additional shares due to:
Stock options and awards	3.3	1.6	— (a)

Total equivalent shares	1,050.8	1,048.4	1,045.5
Earnings per share:
Net income (loss) from continuing operations	$571	$577	$(106)
Less: Preferred stock dividends	(5)	(5)	(5)

Adjusted net income (loss) from continuing operations	$566	$572	$(111)
Net income (loss) from discontinued operations	53	(10)	(280)

Adjusted net income (loss)	$619	$562	$(391)

Total equivalent shares (in millions)	1,050.8	1,048.4	1,045.5

Earnings (loss) per share — continuing operations	$.54	$.55	$(.11)
Earnings (loss) per share — net income	.59	.54	(.37)

(a)  Total average diluted shares outstanding in 2Q’02 are 1,051,105,474. Of this total, options to purchase common stock at June 30, 2002 equivalent to 5,654,827 shares were not included in the second quarter 2002 computation of diluted earnings per share because the impact of such options would have been antidilutive.

YTD — EARNINGS PER SHARE (EPS)

Computation of equivalent shares and earnings per common share

	BASIC

	Six Months Ended
Dollars in millions, except per share data	06/30/03	06/30/02

Earnings per share:
Net income from continuing operations	$1,148	$630
Less: Preferred stock dividends	(9)	(9)

Adjusted net income from continuing operations	$1,139	$621
Net income (loss) from discontinued operations	43	(281)

Adjusted net income	$1,182	$340

Weighted average shares outstanding (in millions)	1,047.1	1,044.7

Earnings per share — continuing operations	$1.09	$.59
Earning per share — net income	1.13	.32

	DILUTED

	Six Months Ended
	06/30/03	06/30/02

Equivalent shares (in millions):
Average shares outstanding	1,047.1	1,044.7
Additional shares due to:
Stock options and awards	2.5	5.6

Total equivalent shares	1,049.6	1,050.3
Earnings per share:
Net income from continuing operations	$1,148	$630
Less: Preferred stock dividends	(9)	(9)

Adjusted net income from continuing operations	$1,139	$621
Net income (loss) from discontinued operations	43	(281)

Adjusted net income	$1,182	$340

Total equivalent shares (in millions)	1,049.6	1,050.3

Earnings per share — continuing operations	$1.09	$.59
Earning per share — net income	1.13	.32

ANALYSIS OF
CONSOLIDATED
INCOME
STATEMENT

Net Interest Income

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Interest income	$2,322	$2,343	$2,352	$2,390	$2,673
Tax-equivalent adjustment	13	12	13	14	14
Interest expense	737	733	802	873	1,031

Net interest income	$1,598	$1,622	$1,563	$1,531	$1,656

Net Interest Margin	3.76%	3.89%	3.90%	3.86%	4.12%

Net interest income declined $24 million from the first quarter as the impact of narrower spreads was partially offset by a higher volume of earning assets and one more day in the earnings period. During the quarter, interest rates continued to fall and the yield curve continued to flatten. As a result, fixed rate assets that matured and, in the case of mortgage-related assets, that prepaid were replaced at lower yields. This situation was also the main reason for the 13 basis point decline in net interest margin. Partially offsetting the impact of narrower spreads on net interest income was a $1.4 billion increase in average earning assets. Higher levels of home equity loans, residential mortgages and securities were partially offset by a decline in commercial loans and money market assets. Towards the end of the second quarter, FleetBoston restructured its swap and securities portfolios to move the overall risk position from a fairly neutral to an asset sensitive position.

Noninterest Income

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Investment Services Revenue	$379	$354	$371	$379	$404
Banking Fees and Commissions	391	378	382	386	383
Capital Markets-Related Revenue (2)(3)	133	111	169	211	(134)
Credit Card Revenue	155	156	263	195	155
Other Income:
Mortgage Originations	20	12	13	13	19
Tax Processing	18	10	4	10	11
All Other (1)(3)	164	147	159	150	158

Subtotal	1,260	1,168	1,361	1,344	996
Gain from Sale of Investment in Argentine Pension Company (1)	64	—	—	—	—
Argentine Charges (2)	(115)	—	—	—	—
Credit-related Charges (3)	(30)	(30)	(50)	(18)	—

Total Noninterest Income	$1,179	$1,138	$1,311	$1,326	$996

The following items have been broken out and shown as separate line items for the purpose of the above presentation:

(1)	A pre-tax gain of $64 million from the sale of an investment in an Argentine pension company which was recorded to other income in 2Q’03.
(2)	Total Argentine pre-tax charges of $115 million recorded to capital markets-related revenue in 2Q’03 including a $100 million charge for the estimated impact of ongoing court-ordered deposit redollarizations in Argentina and a $15 million charge for Argentine securities writedowns.
(3)	Credit-related charges related to airlines of $30 million in 2Q’03, $30 million in 1Q’03, and $18 million in 3Q’02 were recorded to Other Income. A non-airline credit-related charge of $50 million in 4Q’02 was recorded to Capital Markets Revenue.

Excluding the items described in the footnotes above, noninterest income increased $92 million from the first quarter. This was mainly due to improvements in virtually all categories of noninterest income reflecting growth in core businesses. Further details are provided on the next page. Credit card revenue was down $1 million from the first quarter; however, excluding gains from portfolio sales, credit card revenue registered a $16 million increase.

Capital Markets-Related Revenue

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Market-Making	$23	$35	$60	$80	$62
Foreign Exchange (1)	23	(26)	(42)	43	(23)
Syndication/Agency Fees	42	33	26	32	39
Underwriting and Advisory Fees	18	18	11	15	14
Trading Profits and Commissions (2)	41	70	52	58	28
Securities Gains (Losses) (3)	51	34	148	51	(208)
Private Equity Revenue	(65)	(53)	(86)	(68)	(46)

Total Capital Markets-Related Revenue	$133	$111	$169	$211	$(134)

(1)	Excludes $100 million charge in 2Q’03 for establishing a reserve related to the estimated impact of redollarization actions on applicable deposits. This action should also mitigate the future impact of costs currently being incurred by the ongoing court-ordered settlements with individual depositors.

(2)	Excludes a $50 million credit-related charge recorded to trading profits and commissions in 4Q’02.

(3)	Excludes a $15 million charge for Argentine securities writedowns in 2Q’03.

Capital markets revenue increased by $22 million from the prior quarter. This reflected a $49 million improvement in foreign exchange profits related to Argentina due to first quarter losses from judicial decrees that ordered redollarization of certain deposits. In addition, both syndication fees and securities gains increased from last quarter. These improvements were partially offset by a $29 million decline in trading account profits due to an increase in hedging costs related to a greater use of credit default swaps, cross-currency swap transactions (net income neutral with an offset recorded in foreign exchange profits), and lower trading profits in Brazil. Market-making revenue declined $12 million due to continued unfavorable market conditions for the specialist business.

Investment Services Revenue

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Investment Management Revenue	$259	$249	$256	$260	$284
Brokerage Fees and Commissions	120	105	115	119	120

Total Investment Services Revenue	$379	$354	$371	$379	$404

The $10 million increase in investment management revenue was mainly due to improved stock market conditions during the quarter, which favorably affected asset management fees. Domestic assets under management were $148 billion at June 30, 2003, up $9 billion from March 31. Brokerage fees and commissions increased $15 million due to a higher volume of business at Quick & Reilly as stock market activity picked up during the second quarter.

Banking Fees and Commissions

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Cash Management Fees	$114	$115	$108	$118	$109
Deposit Account Charges	107	102	103	101	104
Electronic Banking Fees	71	63	69	69	68
Other	99	98	102	98	102

Total Banking Fees & Commissions	$391	$378	$382	$386	$383

Banking fees and commissions improved $13 million from the first quarter due to increases in deposit and electronic banking fees reflecting continued growth in deposit levels and seasonal factors.

NONINTEREST EXPENSE

Noninterest Expense

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Employee Compensation and Benefits	$822	$826	$774	$838	$832
Occupancy	129	129	121	125	126
Equipment	113	119	117	117	121
Intangible Asset Amortization	19	20	28	21	22
Merger and Restructuring Charges	—	—	83	4	9
Other	511	479	542	488	478

Total Noninterest Expense	$1,594	$1,573	$1,665	$1,593	$1,588

FTE Employees	48,319	49,567	50,266	50,722	52,408
Efficiency Ratio	57.4%	57.0%	57.9%	55.8%	59.9%

Noninterest Expense Rollforward (amounts in millions)

Description	Amount

First Quarter 2003	$1,573
Incremental marketing expenses related to a major brand campaign	24
2Q’03 charge for further streamlining of Argentine operations	6

Subtotal	$1,603
Other, net	(9)

Second Quarter 2003	$1,594

Noninterest expense rose modestly from the first quarter. This was mainly due to a $24 million increase in marketing expenses related to a major brand campaign that was launched during the second quarter and a $6 million charge for further streamlining of operations in Argentina. FleetBoston now has 101 branches in Argentina compared with 135 at the beginning of 2002. Excluding these items, noninterest expense declined $9 million from the first quarter as management continues to exert control over expenses. During the quarter, an additional $7 million of savings was realized from the restructuring plan announced in January. To date, on an annualized basis, FleetBoston has realized approximately 80% of the estimated $100 million in expected cost savings.

LOAN PORTFOLIO,
CREDIT QUALITY &
CAPITAL

LOANS

Average Loans

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

OWNED
Commercial:
Commercial and Industrial — Domestic	$37,504	$39,306	$41,292	$43,029	$45,785
Commercial Real Estate — Domestic	10,530	10,825	10,997	11,298	11,696
International	11,070	11,419	12,152	13,204	15,213

Total Commercial Loans	59,104	61,550	64,441	67,531	72,694
Lease Financing — Domestic	10,568	10,950	10,983	11,168	11,364
Lease Financing — International	3,286	3,203	3,066	2,930	2,924

Total Leases	13,854	14,153	14,049	14,098	14,288

Total Commercial Loans and Leases	72,958	75,703	78,490	81,629	86,982

Consumer:
Home Equity	25,730	23,972	20,812	16,970	15,319
Residential Real Estate	14,766	12,662	8,938	7,188	6,493
Credit Card	5,377	5,913	6,007	5,699	5,059
Other Consumer	3,348	3,495	3,515	3,905	4,310
International	1,093	1,005	1,021	1,129	1,376

Total Consumer	50,314	47,047	40,293	34,891	32,557

Total Loans-Owned	123,272	122,750	118,783	116,520	119,539

SECURITIZED
Credit Card	9,373	9,845	10,389	9,770	9,949
Collateralized Loan Obligation	4,538	4,538	4,559	4,196	3,900
Lease Financing	605	630	669	685	675
Consumer Asset Finance	909	405	462	503	547

Total Securitized Loans	15,425	15,418	16,079	15,154	15,071

Total Managed Loans	$138,697	$138,168	$134,862	$131,674	$134,610

Total average loans-owned grew $0.5 billion from the first quarter. An analysis of the major changes by category follows:
❑	Residential mortgage loans grew $2.1 billion reflecting portfolio purchases made during the first quarter and a decision to retain a greater number of originated loans.
❑	Home equity loans grew $1.8 billion reflecting current market conditions (low interest rate environment) and an increased emphasis on cross-selling this product to existing customers. The home equity portfolio has an average loan-to-value ratio of 60%, customers have an average FICO score of 764, and approximately 63% of the portfolio represents first liens on the property.
❑	Domestic commercial and industrial loans declined $1.8 billion reflecting continued low customer demand, tightened underwriting, and the final actions of the completed corporate program to reduce targeted credit exposures.
❑	All other loans/leases were down $1.6 billion (net) reflecting lower levels of leases, commercial real estate, credit card and international loans.

Credit Cards - Domestic

Dollars in millions
June 30, 2003	Owned	Securitized	Managed *

Period-end Receivables	$5,319	$9,332	$14,651
Average Receivables	5,377	9,373	14,750
Net Charge-offs	69.8	171.5	241.3
Delinquent Receivables	202.4	366.9	569.3
Charge-off Ratio (annualized)	5.21%	7.34%	6.56%
Delinquency Ratio	3.81	3.93	3.89

Period-end, average and delinquent receivables are shown net of uncollectable reserve for Accrued Interest Receivable (AIR). This reserve decreased period-end receivables by $81MM on a managed basis, $54MM on a securitized basis, and $27MM on an owned basis. Delinquent receivables were decreased by $76MM on a managed basis, $51MM on a securitized basis, and $25MM on an owned basis.

March 31, 2003	Owned	Securitized	Managed *

Period-end Receivables	$5,431	$9,506	$14,937
Average Receivables	5,913	9,845	15,758
Net Charge-offs	78.5	159.1	237.6
Delinquent Receivables	183.1	388.4	571.5
Charge-off Ratio (annualized)	5.38%	6.56%	6.12%
Delinquency Ratio	3.37	4.09	3.83

Previously published information for March 31, 2003 has been restated to show delinquent receivables and the delinquency ratio net of uncollectable reserve for Accrued Interest Receivable (AIR). This reserve decreased period-end receivables by $81MM on a managed basis, $56MM on a securitized basis, and $25MM on an owned basis. Delinquent receivables were decreased by $78MM on a managed basis, $53MM on a securitized basis, and $25MM on an owned basis.

* Managed balances represent the aggregate of both owned and securitized credit card receivables.

The decline in the average balance of managed credit card receivables reflects FleetBoston’s greater emphasis on secured consumer lending (home equity loans and residential mortgages) in the current economic environment, as well as a conscious slow-down in national card solicitations. The Corporation is seeking to have a greater proportion of total credit card receivables from Fleet banking customers. Currently, approximately 20% of the credit card portfolio pertains to Fleet banking customers vs. 17% a year ago.

Dollar amounts of net charge-offs and delinquent receivables were basically flat (2Q’03 vs. 1Q’03); however, the charge-off and delinquency ratios increased mainly due to a decline in managed receivables for the reasons discussed above.

CREDIT QUALITY

Events in Argentina have had a significant impact on the Corporation’s levels of nonperforming assets, credit losses and reserves. Below is an analysis of credit quality data for the most recent five quarters that isolates the impact of Argentina on the consolidated totals.

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Nonperforming Assets
Argentina	$1,326	$1,461	$1,680	$1,901	$2,025
All other	1,277	1,512	1,779	1,858	1,866

Total	$2,603	$2,973	$3,459	$3,759	$3,891
Net Loan Charge-offs
Argentina	$78	$196	$157	$134	$30
All other	410	430	450	352	950

Total	$488	$626	$607	$486	$980
Reserve for Credit Losses
Argentina	$605	$681	$870	$1,023	$1,156
All other	2,593	2,725	2,994	2,704	2,711

Total	$3,198	$3,406	$3,864	$3,727	$3,867
Reserve/Loans
Argentina	29.70%	30.58%	36.07%	37.24%	37.62%
All other	2.13%	2.24%	2.54%	2.37%	2.40%

Total	2.58%	2.75%	3.21%	3.18%	3.33%
Net Loan Charge-offs/Average Loans
Argentina	14.42%	33.64%	23.86%	18.11%	2.81%
All other	1.36%	1.45%	1.54%	1.23%	3.31%

Total	1.59%	2.07%	2.03%	1.65%	3.29%
Reserve/Nonperforming Loans
Argentina	63%	63%	68%	69%	73%
All other	212%	187%	173%	148%	149%

Total	146%	134%	129%	113%	113%
Nonperforming Assets/Related Assets
Argentina*	55.27%	55.96%	59.66%	59.95%	57.73%
All other	1.05%	1.24%	1.51%	1.62%	1.65%

Total*	2.09%	2.39%	2.86%	3.20%	3.33%

* Calculation includes Argentine securities.

The following tables present credit quality information for the Corporation’s loan portfolio over the most recent five quarters:

Nonperforming Assets (NPAs)

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Nonaccrual Loans excluding Argentina
Commercial and Industrial — Domestic	$874	$1,078	$1,432	$1,564	$1,561
Commercial — International	179	200	139	138	103
Commercial Real Estate — Domestic	70	80	73	39	68
Consumer — Domestic	77	80	72	74	77
Consumer — International	25	19	11	7	9

Subtotal	1,225	1,457	1,727	1,822	1,818
Other Nonperforming Assets	52	55	52	36	48

Total Nonperforming Assets excluding Argentina	1,277	1,512	1,779	1,858	1,866
Argentina	1,326	1,461	1,680	1,901	2,025

Total Nonperforming Assets	$2,603	$2,973	$3,459	$3,759	$3,891

Nonperforming Assets Reconciliation

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Beginning Balance	$2,973	$3,459	$3,759	$3,891	$2,070
Additions	494	629	747	740	2,738
Reductions	(864)	(1,115)	(1,047)	(820)	(777)
NPAs Reclassified as Held for Sale or Accelerated Disposition	—	—	—	(52)	(140)

Ending Balance	$2,603	$2,973	$3,459	$3,759	$3,891

Note: At June 30, 2003, assets held for sale or accelerated disposition had a net carrying value of $21 million, compared with $45 million at March 31, 2003. These assets are excluded from the NPA information presented above. Transfers of loans to assets held for sale or accelerated disposition are made in accordance with management’s intention to focus accelerated resources on their disposition.

Note: Additions for 2Q’02 include $1,921 million from Argentina and $817 million from all other sources.

Domestic NPA Portfolio - 2Q 2003

Stratification
Range	Amount	#
$ in MM	$ in MM	Loans

$50 -to- $75	$62	1
$25 -to- $50	230	7
$10 -to- $25	292	21
Less Than $10	467

Total Domestic NPAs	$1,051

Rollforward of Reserve for Credit Losses

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Beginning Balance	$3,406	$3,864	$3,727	$3,867	$3,609
Provision for Credit Losses	285	280	750	352	1,250
Charge-offs	566	698	676	542	1,041
Recoveries	(78)	(72)	(69)	(56)	(61)

Net Loan Charge-offs	488	626	607	486	980
Other	(5)	(112)	(6)	(6)	(12)

Ending Balance	$3,198	$3,406	$3,864	$3,727	$3,867

Ending Balance excluding Argentina	$2,593	$2,725	$2,994	$2,704	$2,711

Note: The $112 million in the “Other” line in 1Q’03 is primarily due to the Corporation’s adoption of new FFIEC accounting standards related to credit card loans. To comply with these new rules, a portion of the Corporation’s reserve for credit losses, which related to estimates of uncollectable credit card interest, was transferred to related asset categories. There was no income statement impact from adopting these new rules.

Summary of Credit-Related Costs

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Provision for Credit Losses	$285	$280	$750	$352	$1,250
Charges to Noninterest Income	30	30	50	18	—

Total Credit-Related Costs	$315	$310	$800	$370	$1,250

Net Charge-Offs

	2003		2002

Dollars in millions	2Q	1Q	4Q	3Q	2Q

Net Charge-offs excluding Argentina
C & I Loans and Leases	$292	$275	$276	$251	$829
International	23	41	81	8	27
Commercial Real Estate	6	9	4	5	1

Total Commercial	321	325	361	264	857
Credit Card	70	79	63	65	65
Other Consumer	14	16	18	17	21
International	5	9	8	6	7
Residential	—	1	—	—	—

Total Consumer	89	105	89	88	93

Total Net Loan Charge-offs excluding Argentina	410	430	450	352	950
Argentina	78	196	157	134	30

Total Net Loan Charge-offs	488	626	607	486	980
Charges to Noninterest Income	30	30	50	18	—

Total Net Charge-offs	$518	$656	$657	$504	$980

CAPITAL

Capital and Share Data

	2003		2002

Dollars in millions, except per share data	2Q	1Q	4Q	3Q	2Q

Common Equity	$17,167	$16,861	$16,562	$16,595	$16,545
Total Stockholders’ Equity	17,438	17,132	16,833	16,866	16,816
Tier 1 Capital *	15,242	15,254	15,049	15,120	14,997
Total Capital *	21,124	21,361	21,399	21,615	21,754
Market Capitalization	31,220	25,037	25,449	21,286	34,003

Tangible Common Equity/Assets	6.54%	6.29%	6.40%	6.52%	6.37%
Total Equity/Assets	8.85	8.60	8.84	9.01	8.80
Tier 1 Capital Ratio *	8.43	8.36	8.24	8.24	8.15
Total Capital Ratio *	11.68	11.71	11.72	11.77	11.82
Leverage Ratio *	7.95	8.03	8.27	8.34	8.11

Book Value Per Share	$16.32	$16.04	$15.78	$15.84	$15.79
Shares Outstanding, period-end (in millions)	1,052.1	1,051.3	1,049.8	1,047.7	1,047.6
Average Diluted Shares Outstanding (in millions)	1,050.8	1,048.4	1,047.3	1,047.0	1,051.1

*2Q 2003 are estimates

At June 30, 2003, FleetBoston exceeded all regulatory required minimum capital ratios, and its banking subsidiaries were considered well capitalized according to regulatory guidelines.

Common Stock Data

	2003		2002

	2Q	1Q	4Q	3Q	2Q

Stock Price at End of Period	$29.71	$23.88	$24.30	$20.33	$32.35
High Price for the Period	31.15	27.64	27.49	31.75	36.60
Low Price for the Period	24.55	21.98	17.75	18.75	30.70

Dividend declared	.35	.35	.35	.35	.35
Dividend paid	.35	.35	.35	.35	.35

FleetBoston Financial (FBF) is traded on the NYSE and the Boston Stock Exchange with total equity of $17.4 billion and a book value per share of $16.32 at June 30, 2003.

REVIEW OF
BUSINESS LINE
RESULTS

Line of Business Results: Total Company

Net Income

LINE OF BUSINESS RESULTS

     Line of business results are monitored by an internal profitability measurement system. Business line earnings are subject to periodic restatements based on modifications to management accounting practices, profitability measurement system enhancements and organizational changes. The business line financials presented herein conform to the organizational hierarchy that was announced during the second quarter, which includes FleetBoston’s three major business lines, Personal Financial Services, National Commercial Financial Services and Regional Commercial Financial Services & Investment Management, as well as Capital Markets and International Banking. Discontinued operations reflect the 2Q’03 gain from the sale of InterPay and results for Robertson Stephens and Asia.

Line of Business Earnings Summary

			Quarterly Results
	Net Income (Loss)		Revenue		Return on Equity

Dollars in millions	2Q'03	1Q'03	2Q'03	1Q'03	2Q'03	1Q'03

Personal Financial Services	$258	$221	$1,398	$1,333	22%	19%
National CFS	199	182	635	623	17	14
Regional CFS and Investment Management	105	95	602	589	12	11
International Banking	—	29	202	216	nm	8
Capital Markets	(43)	(31)	(1)	24	nm	nm
All Other	52	81	(59)	(25)	nm	nm
Discontinued Operations	53	(10)	na	na	nm	nm

Total FleetBoston	$624	$567	$2,777	$2,760	15%	14%

	Six Months Ended June 30
	Net Income (Loss)		Revenue		Return on Equity

Dollars in millions	2003	2002	2003	2002	2003	2002

Personal Financial Services	$479	$500	$2,731	$2,668	21%	23%
National CFS	381	381	1,258	1,351	16	13
Regional CFS and Investment Management	200	247	1,191	1,268	12	14
International Banking	29	(394)	419	210	4	nm
Capital Markets	(74)	4	22	176	nm	nm
All Other	133	(108)	(83)	114	nm	nm
Discontinued operations	43	(281)	na	na	nm	nm

Total FleetBoston	$1,191	$349	$5,538	$5,787	14%	4%

PERSONAL FINANCIAL SERVICES

A. Profile
•	Nearly 5.3 million retail households & approximately 475,000 small businesses
•	Leading position in 4 of the top 6 states based on per capita income
•	30% household share in New England
•	1,459 Stores & 3,424 ATMs
•	3rd Largest bank-owned Brokerage Company
•	91 Fleet Investor Centers staffed with over 900 brokers
•	Approximately 1,500 Investment Consultants selling within our stores

B. Comparative Data

	2003		Change

Dollars in millions	2Q	1Q

Net Income
Consumer Banking	$190	$156	$34
Small Business	34	32	2
Credit Card	34	33	1

Total	$258	$221	$37
Revenues
Consumer Banking	$827	$766	$61
Small Business	147	146	1
Credit Card	424	421	3

Total	$1,398	$1,333	$65
ROE	22%	19%	300	bp
Average Loans (Managed)
Credit Card	$14,750	$15,758	$(1,008)
Home Equity (excl Resi Mortgages which are carried in Treasury)	25,547	23,362	2,185
Other	4,967	5,028	(61)

Total	$45,264	$44,148	$1,116

C. Analysis of Results (2Q’03 vs. 1Q’03)

     Personal Financial Services earned $258 million for the quarter which represents an increase of $37 million or 17% over the prior quarter. Strong growth in home equity loans and low-cost core deposits (up 9% and 5%, respectively) contributed to these positive results. In addition, solid fee growth due to deposit and brokerage volume increases, improved credit card spreads due to repricings and continued expense management more than offset the impact of lower deposit spreads and lower credit card portfolio sale gains.

REGIONAL COMMERCIAL FINANCIAL SERVICES
and INVESTMENT MANAGEMENT

A. Profile
•	30,000 Commercial Customers
•	30% Market Share in Northeast of commercial customers with $10 to $500 million of sales
•	224,000 High Net Worth Customers
•	Core/Target Commercial Clients: Small to mid-size firms ($2MM-$500MM), Healthcare, Non-Profit, Professional Svcs
•	Key Solutions: Credit, Cash Management, Trade Services, Asset Management, Personal Financial Planning
•	#1 in middle market and small business in the Northeast
•	#1 in cash management in the northeast; #5 nationally
•	#2 in middle market syndications
•	#4 issuer of Commercial Letters of Credit
•	Columbia Management Group is a Top 30 Global Asset Manager
➢ $148 Billion in Assets Under Management

B. Comparative Data

	2003		Change

Dollars in millions	2Q	1Q

Net Income
Regional Commercial Financial Services	$67	$62	$5
Investment Management	38	33	5

Total	$105	$95	$10
Revenues
Regional Commercial Financial Services	$334	$327	$7
Investment Management	268	262	6

Total	$602	$589	$13
Average Loans (Managed)
Regional Commercial Financial Services	$15,057	$15,377	$(320)
Investment Management	4,098	4,162	(64)

Total	$19,155	$19,539	$(384)

B. Comparative Data (continued)

	2003		Change

Dollars in millions	2Q	1Q

ROE	12%	11%	100	bp
Domestic Assets Under Management (in billions)	$148	$139	$9
Product Revenues
Cash Management & Deposit Fees	$48.9	$53.7	$(4.8)
Corporate Finance Fees	5.3	1.6	3.7
Trade Services	12.4	12.1	.3
FX & Derivatives	18.0	16.6	1.4
Investment Products	3.6	3.7	(.1)

Total	$88.2	$87.7	$0.5

C. Analysis of Results (2Q’03 vs. 1Q’03)

     Regional Commercial Financial Services and Investment Management earned $105 million in the current quarter versus $95 million last quarter. Regional Commercial Financial Services benefited from increased volume, primarily seasonal government tax processing and continued expense management while Investment Management benefited from recent improvements in the equity markets.

NATIONAL COMMERCIAL FINANCIAL SERVICES

A. Profile
•	60,000 Customers
•	Core/Targeted Clients: National Mid-Cap, Asset-Based, Leasing, Real Estate, Financial Institutions
•	Key Solutions: Credit, Capital Markets, FX/Derivatives, Leasing, Cash Management
•	# 2 bank-owned leasing company
•	# 2 real estate lead arranger
•	Top 3 bank-owned asset based lender
•	Top 3 non-investment-grade lead arranger

B. Comparative Data

	2003		Change

Dollars in millions	2Q	1Q

Net Income
Specialized Finance	$142	$112	$30
National Banking	57	70	(13)

Total	$199	$182	$17
Revenues
Specialized Finance	$432	$383	$49
National Banking	203	240	(37)

Total	$635	$623	$12
Average Loans (Managed)
Specialized Finance	$37,089	$37,666	$(577)
National Banking	11,278	12,915	(1,637)

Total	$48,367	$50,581	$(2,214)
ROE	17%	14%	300	bp
Product Revenues
Cash Management & Deposit Fees	$57.3	$60.6	$(3.3)
Corporate Finance Fees	56.2	49.7	6.5
Trade Services	29.5	29.7	(.2)
FX & Derivatives	24.7	21.5	3.2
Investment Products	4.6	4.7	(.1)

Total	$172.3	$166.2	$6.1

C. Analysis of Results (2Q’03 vs. 1Q’03)

     National Commercial Financial Services earned $199 million in the current quarter, compared to $182 million in the prior quarter. The second quarter earnings reflect the impact of higher investment banking and loan fees. In addition, a decline in loan volume resulted in lower credit-related charges; however the loan volume decline also negatively impacted net interest income.

International Banking

			Quarterly Results
	Net Income (Loss)		Revenue		Return on Equity

Dollars in millions	2Q'03	1Q'03	2Q'03	1Q'03	2Q'03		1Q'03

Brazil	$31	$45	$144	$150	25%		37%
Argentina	(46)	(29)	(22)	(10)	nm		nm
Other International Units	15	13	80	76	18		14

Total International Banking	$—	$29	$202	$216	nm	%	8%

          International Banking produced break-even results in the second quarter of 2003 compared to net income of $29 million in the prior quarter. Argentina’s results include a one-time net charge totaling $38 million after-tax for establishing a deposit redollarization reserve, securities writedowns, streamlining of operations, and a gain on the sale of Argentina’s pension unit. Argentine results excluding these charges improved $21 million versus the prior quarter mainly due to lower foreign exchange losses from the court-ordered payout of certain deposits in U.S. dollars. Brazil earned $31 million in the second quarter of 2003 compared to $45 million in the prior quarter as a result of lower foreign exchange and trading revenues and a Q1 reduction of incentive compensation expense.

Capital Markets

			Quarterly Results
	Net Income (Loss)		Revenue		Return on Equity

Dollars in millions	2Q'03	1Q'03	2Q'03	1Q'03	2Q'03		1Q'03

Fleet Specialist/Execution & Clearing	$10	$18	$72	$89	7%		14%
Principal Investing	(53)	(49)	(73)	(65)	nm		nm

Total Capital Markets	$(43)	$(31)	$(1)	$24	nm	%	nm	%

          The Capital Markets businesses reported a loss of $43 million in the second quarter of 2003 compared to a loss of $31 million in the first quarter. Fleet Specialist/Execution & Clearing earned $10 million in the second quarter versus $18 million in the first quarter due to extremely difficult market conditions for this industry mainly due to a decline in market volatility, which results in lower revenue. Principal Investing incurred a loss of $53 million in the current quarter compared to a loss of $49 million in the first quarter as higher gains largely offset the increased valuation adjustments taken in the second quarter.
************
          All Other includes transactions not allocated to the principal business lines and the residual impact of methodology allocations, as well as the business activities of the Treasury unit, which is responsible for managing the Corporation’s securities and residential mortgage portfolios, balance sheet management functions and wholesale funding.

PERSONAL FINANCIAL SERVICES — Q2’03 HIGHLIGHTS

Our Consumer Brand Promise: Fleet helps me make smarter decisions with my money so I can move forward with confidence.

Growth during 2Q’03
•	Core consumer deposits, including those from Private Clients Group, up $3B (or 21% annualized) from last quarter and up 12% from last year with growth from last year experienced in all major geographic markets.
➢	NY up 19%, CT/RI up 18%, NJ up 10%, MA up 10% (May’03 vs. May’02)
➢	See graph on page 36 for trend in core deposits.
•	Total retail accounts up 120M from last quarter (Apr’03 vs. Jan’03); up 537M over last year (Apr’03 vs. Apr’02)
➢	Metro New York up 49M from last quarter; up 206M from last year
➢	NJ/PA up 66M from last quarter; up 222M from last year
•	Growth in Home Equity lending remains strong and continues to come predominately from customers refinancing mortgages into our first lien products.
➢	63% of Home Equity outstandings are in a first lien position as of June ’03; up from 52% in June’02.
➢	The average/weighted Loan-to-Value of the Home Equity portfolio is 60%.
➢	The average/weighted FICO score of the Home Equity portfolio is currently 764.
•	Credit profile of the Credit Card portfolio remains strong as 78% of balances have FICO scores over 660.
•	Products per household have grown in every market and in every customer segment over last year and now total 3.74 per household (as of April’03).
➢	Product Penetration (% of Fleet retail households with the following products as of April’03)
▪	Checking account 76% (vs. 72% last year)
▪	Active Online (HomeLink) account 22% (vs. 17% last year)
▪	Fleet Credit Card 20% (vs. 17% last year)
▪	Home Equity Line/Loan 10% (vs. 8% last year)
•	Total account balance per household increased 3% from last quarter (Apr’03 vs. Jan’03).
•	The 12-month rolling retail customer attrition rate has declined to 15.9% in June’03 vs. 17.2% in June’02 with improvements in every market.
•	Special product revenues at Quick & Reilly totaled $71MM; up $10MM (or 17%) from last quarter and up $5MM (or 8%) from the same quarter last year.
•	Mutual Fund sales through third-parties totaled $2.9B in the quarter, strong in absolute terms, flat compared to last quarter and the same quarter of last year.
•	Excluding money market accounts, Columbia Management Group experienced positive net inflows into mutual funds during the quarter of $425MM. Our top performing Wanger Acorn and Columbia High Yield funds continue to drive this success.
•	During the quarter, we opened 7,100 new Asset Management Accounts, our cornerstone product offering to affluent customers, delivering all the functionality of a full service brokerage account with complete access to the entire banking product suite.
•	Average daily retail trades on brokerage accounts improved by 25% during the quarter to 20M trades/day.

Operating Results: Comparison to Prior Year
•	The low interest rate environment continues to depress the earnings of PFS as the value of deposit balances has declined. Had deposit spreads remained unchanged from last year, Q2’03 earnings would have grown by 22% over Q2’02.

Improving Customer Service
•	Further expanded our Winning. Gold. program to include the employees of Quick & Reilly, Private Clients and Columbia Management Group. Winning. Gold. is our comprehensive, long-term program to deliver gold standard service to customers, employees and shareholders.
•	Our Online Banking and Investing Station was recently named “Best Financial Services Kiosk Application” at the Interactive Kiosk Excellence Awards in May.
•	For the first time, each unit within the Telephone Banking division achieved the Gold Standard for customer favorability with ratings ranging from 82% to 87% for overall customer satisfaction.

Other Growth Initiatives
•	Columbia Management Group launched the Columbia 529 Plan; a state-of-the-art, tax-advantaged college savings plan that offers age-based, asset allocation, or customized portfolios to customers saving for their child’s education.
•	Converted three processing sites for envelopes deposited in ATMs located in MA, CT, and NJ. The conversions utilize NCR ImageMark Capture technology to reduce manual keying of deposits by more the 80%.
•	Began offering five to ten-year term Home Equity loans designed to expand sales to consumers looking to refinance their first mortgage.
•	Rolled-out Fleet Money Management Check-Up sm in stores throughout the Metro Boston area. Store personnel are scheduling appointments with new and existing customers to review their deposit and credit portfolios as well as their investable assets, whether with Fleet or other financial institutions.
•	Launched a program called “Reverse Calling Nights” where Senior Financial Consultants from Quick & Reilly contact their customers in an effort to offer more banking services. Typically, the referral process has been to contact banking customers with investment product offerings. Over 24,000 calls were made in the first week resulting in 5,000 appointments.

Electronic Banking

•	72% of total ATM/Debit card customers are enrolled in HomeLink.
•	Number of active HomeLink accounts up 28% over the past year; currently growing at 19M accounts per month. Average daily logins during the quarter were 299M, up 30% from last year.
•	Active HomeLink customers with Bill Pay increased to 381M in June’03; up 3% from March’03.
•	Active HomeLink customers made 2.6 million bill-payments in June’03; up 21% from a year ago.
•	122M HomeLink customers also have a linked Quick & Reilly account; growing by 4,000 accounts per month.

COMMERCIAL FINANCIAL SERVICES
(REGIONAL & NATIONAL)
Q2’03 HIGHLIGHTS

Our Commercial Brand Promise: Fleet provides me with an expert ally whose ideas and solutions will fuel my growth and drive my success

Growth During 2Q’03
•	Number of CFS customers has increased 4% from a year ago.
•	Total number of products sold to CFS customers is up 5% in the last year.
•	Revenue per CFS customer has increased 6% in the last year.
•	Commercial Low Cost Core Deposits totaled $28.4B; up 18% annualized from last quarter.
•	Product Penetration (% of CFS customers with the following products as of June’03)
➢	Cash Management 83% (vs. 80% last year)
➢	Capital Markets 19% (vs. 16% last year)
➢	Leasing 8% (vs. 5% last year)
➢	Asset Management 12% (vs. 9% last year)
•	Broader acceptance of asset-based finance bolstered Fleet’s national asset-based lending franchise from Q1 to Q2 with a continued increase in new loan volume AND a 6.5% increase in customer borrowing levels.

Customer Initiatives
•	Fleet reinforced its leadership position in New Jersey and its confidence in the region’s economy by committing an additional $1 billion in lending capacity to NJ businesses. In the most extensive one-day face-to-face customer and prospect calling campaign ever conducted by a Garden State bank, representatives from Commercial Financial Services and Personal Financial Services made over 10,000 visits to major commercial clients and prospective new customers to convey Fleet’s commitment to the region.
•	The Bond Buyer recently recognized Fleet’s $1.3B municipal bond portfolio as one of the largest in the country, with Fleet moving up one place from last year in the annual ranking of portfolio size. Fleet’s bond portfolio is used to support Fleet Government Banking’s relationships with almost 4,000 government entities throughout the Northeast by funding short-term loans for operating capital.
•	Government Banking opened a new office in Washington, D.C. focused on acquiring new federal government business.
•	Treasury Management & Trade Services launched a new quarterly publication, Treasury PerspectiveSM, designed to keep customers informed about industry trends and challenges as well as Fleet solutions.

Product & Service Improvements
•	Columbia Management Group introduced 13 new funds to service our institutional asset management clients. This brings our total institutional fund offerings to 20 funds.
•	As part of Fleet’s $17 million investment in upgrades to enhance our imaging and processing capabilities, a seventh processing site in Dallas, Texas, went into operation this quarter. This site complements Fleet’s existing national network and is equipped with state-of-the-art technology to provide same-day Internet image delivery, complemented CD-ROMs, intra-day float reporting via Fleet WebConnect®, and integrated receivables files with lockbox, ACH, and wire deposit information.
•	Continued to enhance Business Advisor, our award winning Customer Relationship Management system. This quarter, Business Advisor added research content from OneSource and Loan Pricing Corp., tracking of customer service request cases, and portfolio profitability reporting for relationship managers.

Reducing Risk & Volatility
•	Non-performing assets declined 12% in 2Q’03 and have been reduced by $1.3B or 33% since 2Q’02.
•	Credit revenue reliance has been reduced from 49% in 1999 to 36% in 2Q’03.

Low Cost Core Deposits
Commercial Financial Services
$ in Billions
$22.7
$24.2
$25.2
$27.1
$28.4
4Q'01
2Q'02
4Q'02
1Q'03
2Q'03

Total Credit Exposure
$ in Billions
$167
$157
$145
$138
$133
4Q'01
2Q'02
4Q'02
1Q'03
2Q'03

ARGENTINA

I.	Comparative Financial Information
				2Q'03	1Q'03	4Q'01

	A.		Balance Sheet (in billions) (1)
			Assets	$3.2	$3.4	$9.3
			Securities	.4	.4	.3
			Loans
			Commercial	1.5	1.7	4.5
			Consumer	.3	.3	1.8
			Sovereign	.2	.2	.4

			Total Loans	2.0	2.2	6.7
			Loan Loss Reserves (2)	.6	.7	.9
			Reserve for ongoing court-ordered deposit reimbursement	.1	—	—
			Deposits	1.5	1.3	4.4
		(1)	Declines in assets and deposits from 4Q’01 due mainly to pesofication and weakening of the local currency.
		(2)	The reserve totals shown reflect charges taken in 2Q’02 and 4Q’01 as well as the portion of the general reserve for credit losses that has been allocated to Argentina. Credit losses are charged against the reserve.

	B.		Income Statement (in millions) (3)
			Net Interest Revenue	$18	$16	$122
			Noninterest Income	11	(26)	(1)
			Expenses	45	37	102
			Provision for Credit Losses	0	0	725
			Gain from sale of investment in pension company	64	—	—
			Charges (4)	(121)	—	(325)
			Net Loss	(46)	(29)	(634)
		(3)	Revenue and expense levels were affected by a weakening of the local currency since 4Q’01. Revenue levels were also affected by a significant increase in nonperforming assets, and new government policies. The credit loss provision is zero in 2Q’03 and 1Q’03 as all credit losses were charged against the reserves established in preceding quarters.
		(4)	2Q’03 charges include $100 million for establishing a reserve related to the estimated impact of redollarization actions on applicable deposits. This action should also mitigate the future impact of costs currently being incurred by the ongoing court-ordered settlements with individual depositors. 2Q’03 also includes a $21 million charge for securities writedowns and streamlining of operations. 4Q’01 charges include $200 milli on for pesofication and $125 million for securities writedowns.

	C.		Credit Quality (in millions) (5)
			NPAs	$1,326	$1,461	$263
			Chargeoffs	78	196	39
		(5)	The growth in NPAs from 4Q’01 is mainly due to a higher level of commercial loan NPAs and the placement of all sovereign loans and securities on nonaccrual; $.4 billion of the 1Q’03 NPAs are securities and the remainder are loans. The decline in NPAs from 1Q’03 is mainly due to chargeoffs and collections.

	D.		Estimated Cross-border (in billions)
			Trade-Related	$.4	$.4	$1.0
			Other	1.3	1.6	3.8

			Sub-total	1.7	2.0	4.8
			Risk Mitigation:
			Guarantees	( .2)	( .3)	( .7)
			Insurance	( .4)	( .4)	( .8)

			Net Total	$1.1	$1.3	$3.3

II.	Developments During the Quarter
•	New president, Nestor Kirchner, sworn in May 25, 2003.
•	1Q’03 GDP rose 5.4% vs. 1Q’02; first year-over-year increase in GDP since 1Q’98.
•	Balance sheet translated at 6/30/03 exchange rate of 2.81 pesos per dollar vs. 2.96 at 3/31/03.
•	Total translation gains for 2Q’03 and 1Q’03 were $7 million and $20 million (after-tax), respectively; translation losses were $358 million (after-tax) for all of 2002. Translation gains/losses are recorded directly to stockholders’ equity, net of tax.

BRAZIL

I.	Comparative Financial Information
				2Q'03	1Q'03	4Q'01

	A.		Balance Sheet (in billions) (1)
			Assets	$8.8	$9.0	$12.0
			Securities	.7	.7	1.9
			Loans (2)
			Commercial	5.0	4.9	6.9
			Consumer	.3	.3	.4

			Total Loans	5.3	5.2	7.3
		(1)	The decline in asset levels since 4Q’01 is mainly due to risk reduction measures.
		(2)	Approximately $325 million of the Corporation’s loan loss reserve has been allocated to Brazil at June 30, 2003, comparable to that at March 31, 2003.

	B.		Income Statement (in millions) (3)
			Net Interest Revenue	$103	$104	$124
			Noninterest Income	40	46	60
			Expenses	85	69	85
			Provision for Credit Losses	9	8	8
			Net Income (4)	31	45	57
		(3)	Revenues and earnings are down since 4Q’01 due to balance sheet downsizing as well as from reducing currency and interest rate risk positions.
		(4)	The decline in net income from 1Q’03 to 2Q’03 is mainly related to the absence of 1Q incentive compensation adjustments and lower trading profits.

	C.		Credit Quality (in millions)
			NPAs (5)	$129	$129	$18
			Chargeoffs	5	43	5
		(5)	The increase in NPAs from 4Q’01 is mainly due to utility and telecom credits.

	D.		Estimated Cross-border (in billions)
			Trade-Related	$2.8	$3.1	$3.6
			Other	3.1	3.1	4.8

			Sub-total	5.9	6.2	8.4
			Risk Mitigation:
			Guarantees from parents companies	(1.0)	(1.0)	(1.1)
			Insurance	(1.0)	(1.0)	(1.1)
			Guarantees from funding providers	( .5)	( .7)	(2.1)
			Other trade-related risk mitigation	(1.3)	(1.4)	(1.6)

			Net Total (6)	$2.1	$2.1	$2.5
		(6)	Included in the cross-border totals, net of risk mitigation, were non-trade-related outstandings of $.1 billion in 2Q’03, $.1 billion in 1Q’03, and $.8 billion in 4Q’01.

II.	Developments during the Quarter
•	Local currency (“real”) was 2.87 per dollar at June 30, 2003 vs. 3.35 at March 31, 2003.
•	Annualized inflation declined to 11% in 2Q vs. 15.9% in 1Q.
•	Central Bank lowered its benchmark rate from 26.5% to 26%.
•	Brazil’s GDP now expected to grow around 1.5% in 2003.
•	Brazil’s sovereign credit outlook changed from stable to positive in June 2003 by Fitch rating agency.

Principal Investing Portfolio

	2003		Change	2002

	2Q	1Q		2Q

Portfolio Carrying Value (in billions)	$3.2	$3.4	(6)%	$3.7
Capital Drawdowns — Funds (in millions)	105	112	(6)	124
New Money Invested — Directs (in millions)	13	12	8	14

Money Invested (in millions)	118	124	(5)	138
Realized Gains on direct investments (in millions)	40	4	900	17
Other (mainly writedowns; in millions)	(105)	(57)	(84)	(63)

Net Writedowns/Realized Gains	(65)	(53)	(23)	(46)
Net Unrealized Gains on direct investments in Public Companies (in millions)	$16	$14	14	$91

		Primary
Portfolio by Industry	Direct	Funds*

Manufacturing and Distribution	28	21%
Consumer / Retail	22	10
Communication	13	8
Information Technology	8	10
Healthcare	7	10
Media / Entertainment	7	12
General Services	6	11
Financial Services	5	7
Real Estate	3	7
Energy	1	2
Other	—	2

Total	100	100%

* Information is based on an analysis of the individual investments held by the various funds. The analysis is based on data that is one or two quarters in arrears. Primary funds totaled $1.8 billion in 2Q’03.

Direct Portfolio Data

Geographic Breakdown		Aging of Portfolio

United States	85%	2003	1%
Europe	13	2002	3
Other	2	2001	9

Total	100%	2000	36

		1999	17
		<1998	34

		Total	100%

This release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from estimates. These risks and uncertainties include, among other things, (1) changes in general political and economic conditions, either domestically or internationally; (2) continued economic, political and social uncertainties in Latin America; (3) developments concerning credit quality, including the resultant effect on the level of the Corporation’s provision for credit losses, nonperforming assets, net charge-offs and reserve for credit losses; (4) continued weakness in domestic commercial loan demand, and the impact of that weakness on the Corporation’s lending activities; (5) changes in customer borrowing, repayment, investment and deposit practices; (6) interest rate and currency fluctuations, equity and bond market fluctuations and inflation; (7) changes in the mix of interest rates and maturities of our interest earning assets and interest bearing liabilities; (8) continued weakness in the global capital markets and the impact of that weakness on the Corporation’s principal investing and other capital markets-related businesses, and its wealth management and brokerage businesses, as well as the availability and terms of funding necessary to meet the Corporation’s liquidity needs; (9) changes in competitive product and pricing pressures within the Corporation’s markets; (10) legislative or regulatory developments, including changes in laws or regulations concerning taxes, banking, securities, capital requirements and risk-based capital guidelines, reserve methodologies, deposit insurance and other aspects of the financial services industry; (11) changes in accounting rules, policies, practices and procedures; (12) legal and regulatory proceedings and related matters with respect to the financial services industry, including those directly involving the Corporation and its subsidiaries; (13) the effectiveness of instruments and strategies used to hedge or otherwise manage the Corporation’s exposure to various types of market and credit risk; and (14) the effects of terrorist activities or other hostilities, including geopolitical stresses in the Middle East and other areas. For further information, please refer to the Corporation’s reports filed with the SEC.